ESCROW AGREEMENT

This Escrow Agreement (the "Escrow Agreement") dated as of _________________, 2005 by and between Vincera, Inc., a Delaware corporation (the "Company") and Fifth Street Capital, L.L.C., a limited liability company (the "Escrow Agent").

RECITALS

WHEREAS, the Company proposes to offer for sale to the public 20,138,889 shares (the "Shares") of Common Stock, par value $0.001 per share, of the Company, at a price of $0.36 per share;

WHEREAS, the Shares will be offered on a "best efforts basis" in accordance with the terms and conditions set forth in the Company's definitive prospectus (the "Prospectus"), the form of which is included in the Company's Registration Statement on Form SB-2 (SEC File No. 333-120676 as amended from time to time (the "Registration Statement");

WHEREAS, the public offering of the Shares will commence on or about the date of the Prospectus and will end on the date or dates as set forth in the Prospectus;

WHEREAS, subscribers for Shares shall deposit with the Escrow Agent, by check or wire transfer payment, the aggregate subscription price for the Shares subscribed for;

WHEREAS, all funds representing the subscription price of Shares subscribed for shall be deposited and held in an escrow account the "Escrow Account") established and maintained by the Escrow Agent;

WHEREAS, the Company desires to appoint the Escrow Agent as the escrow agent for the Escrow Account, on the terms and conditions set forth herein in order to comply with the requirements of Rule 15c2-4 of the Securities Exchange Act of 1934, as amended;

WHEREAS, if subscriptions for at least 9,722,223 Shares have not been received and accepted by the Company and at least $3,500,000.28 of funds have not been deposited into the Escrow Account within the time period therefor as set forth in the Prospectus (the "Minimum Time Period"), all funds deposited in the Escrow Account shall be returned promptly to the subscribers;

WHEREAS, if subscriptions for at least 9,722,223 Shares have been received and accepted by the Company and at least $3,500,000.28 of funds have been deposited into the Escrow Account within the Minimum Time Period, the Company will deposit into the Escrow Account stock certificates in the name of each subscriber representing the number of Shares purchased from the Company;

WHEREAS, the escrowed Shares being held in the Escrow Account may not be transferred except in accordance with the terms and conditions set forth herein; and

WHEREAS, the Escrow Agent agrees to serve as escrow agent in accordance with the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements set forth below, the parties hereby agree as follows:

1.

Appointment of Escrow Agent and Establishment of Escrow Account. the Company hereby appoints the Escrow Agent as the escrow agent hereunder in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment. The Escrow Agent shall establish a separate Escrow Account with Compass Bank in the name of "Vincera, Inc. - Escrow Account." The Escrow Account shall be maintained and administered and the escrowed funds and the escrowed securities shall be released and delivered in accordance with the terms and conditions set forth herein.

2.

Deposit of Funds.

(a)

All funds received by the Escrow Agent from subscribers for the Shares shall be deposited and held in the Escrow Account. The Escrow Agent is hereby empowered on behalf of the Company to endorse and collect all checks, drafts, or other instruments received on account of subscriptions for Shares. Any check returned unpaid to the Escrow Agent shall be returned by the Escrow Agent to the subscriber. In such cases, the Escrow Agent shall promptly notify the Company of such return. The Escrow Agent shall provide information to the Company as to the funds deposited into the Escrow Account and the collection status of such funds. As used herein, "collection" means the normal process by which a bank clears checks and collects funds thereon. The Company shall provide information to the Escrow Agent as to each subscriber's name, address, number of Shares subscribed for and the subscription price paid therefor, and such other information concerning the subscribers as the Escrow Agent may reasonably request.

(b)

If the Company rejects any subscription for which the Escrow Agent has collected funds from the subscriber, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall, upon receipt of written instructions from the Company, promptly issue a check for the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not submitted a rejected subscriber's check for collection, the Escrow Agent shall, upon receipt of written instructions from the Company, promptly remit the subscriber's check directly to the subscriber.

(c)

All funds received by the Escrow Agent pursuant to this Escrow Agreement and deposited and held in the Escrow Account may be invested only as permitted by the Prospectus.

3.

Status of Funds.  Until all funds in the Escrow Account are disbursed in accordance with the terms and conditions of this Escrow Agreement, all funds deposited into the Escrow Account shall be considered the property of the subscribers. The funds deposited and held in the Escrow Account shall not become the property of the Company or subject to its debts or obligations, unless and until such funds have been disbursed to the Company in accordance with the terms and conditions of this Escrow Agreement. The Escrow Agent shall not make any disbursements of funds from the Escrow Account except as expressly provided herein.

4.

Return of Funds if the Offering is Not Fully Subscribed.  If subscriptions for at least 9,722,223 Shares have not been received and accepted by the Company and at least $3,500,000.28 of funds have not been deposited into the Escrow Account within the Minimum Time Period, all funds deposited by subscribers if any, shall be returned promptly to the subscribers with interest and without deduction, penalty, or expense.

5.

Deposit of Certificates.  If subscriptions for at least 9,722,223 Shares have been received and accepted by the Company and at least $3,500,000.28 of funds has been deposited into the Escrow Account within the Minimum Time Period, the Company shall deposit into the Escrow Account share certificates issued in the names of each subscriber for the number of Shares sold by the Company to each subscriber. The share certificates shall be held in the Escrow Account during the Post-Offering Period and shall not be released or delivered by the Escrow Agent except as expressly provided herein.

6.

Retention of Funds in the Escrow Account.  If subscriptions for at least 9,722,223 Shares have been received and accepted by the Company and at least $3,500,000.28 of funds has been deposited into the Escrow Account within the Minimum Time Period, the funds shall be held in the Escrow Account during the Post- Offering Period and shall not be disbursed by the Escrow Agent except as expressly provided herein.

7.

Transfer of Securities Held in the Escrow Account.  The shares held in the Escrow Account shall not be transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended or Title I of the Employee Retirement Income Security Act, or applicable rules. In no event, however, shall any shares held in the Escrow Account be released or delivered by the Escrow Agent except as expressly provided elsewhere herein.

8.

Distributions from the Escrow Account.

(a)

The Escrow Agent shall make distributions of the funds held in the Escrow Account during the Post-Offering Period in accordance with the instructions set forth in Schedule A attached hereto.

(b)

The Escrow Agent shall make distributions of the certificates representing the Shares held in the Escrow Account during the Post-Offering Period in accordance with the instructions set forth in Schedule B attached hereto.

(c)

The parties agree that all records relating to transactions made pursuant to the Escrow Agreement and the Escrow Account shall be available, at all reasonable times, for inspection, examination and reproduction by any party hereto, or any representative of any of the parties hereto, and such persons are authorized to examine and audit the Escrow Account pursuant hereto and the Escrow Agent is expressly authorized and directed to permit such examination and audit.

9.

Exculpation and Indemnification of Escrow Agent.

(a)

The Escrow Agent shall have no duties or responsibilities in its capacity as escrow agent other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Escrow Agent by the Company and the subscribers relating to the Escrow Account, the Escrow Agent shall not be obligated in its capacity as escrow agent to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

(b)

The Escrow Agent shall not be liable in its capacity as escrow agent to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

(c)

The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property pursuant to the provisions of this Agreement. Except as specifically provided for herein, the Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Escrow Agent has complied with the provisions hereof.

(d)

The Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

(e)

To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Escrow Agent may pay such taxes. The Escrow Agent may withhold from any payment of monies held by it hereunder such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 9(f) hereof.

(f)

The Escrow Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in its capacity as escrow agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Escrow Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies; provided, that such expenses or loss are not as a result of the Escrow Agent acting, or omitting to take action, in bad faith or with willful misconduct or gross negligence. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Escrow Agent hereunder. For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claims, demand, action, suit or proceeding.

10.

Termination of Escrow Agreement and Resignation of Escrow Agent.

(a)

This Escrow Agreement shall terminate on the final disposition of the monies and property held in the Escrow Account hereunder, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Sections 9 and 11 hereof shall survive the termination hereof.

(b)

The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the subscribers at least 30 days' notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Escrow Agent is so appointed within the 60-day period following such notice of resignation, the Escrow Agent may deposit the aforesaid monies and property with any court it deems appropriate.

11.

Form of Payments by Escrow Agent.

(a)

Any payments by the Escrow Agent to subscribers or to the persons other than the Company pursuant to the terms of this Escrow Agreement shall be made by check, payable to the order of each respective subscriber or other person.

(b)

All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

12.

Compensation of Escrow Agent.  For services rendered, the Escrow Agent shall not receive any compensation nor be entitled to reimbursement from the Company for any expenses paid or incurred by it in the administration of its duties hereunder. No such fee, reimbursement for costs and expenses, indemnification or any damages incurred by the Escrow Agent or any monies whatsoever shall be paid out of or chargeable to the subscription funds held in the Escrow Account.

13.

Notice.  Any notice or demand required or permitted under this Agreement shall be in writing delivered by means of facsimile transmission with a copy thereof sent by a nationally-recognized overnight courier service (for next business day delivery), which facsimile and overnight delivery envelope shall be transmitted or addressed, as the case may be, as follows:

(i)

If to the Company:

Vincera, Inc.

611 South Congress Avenue, Suite 350

Austin, Texas 78704

Fax: (630) 214-8824

Attn: David R. Malmstedt

dave@vincera.com

(ii)

If to Escrow Agent:

Fifth Street Capital, LLC

[address]

Austin, Texas 78701

Fax: (512)

Attn: Kyle Holland

kholland@fifthcap.com

Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Note if sent with return receipt requested to the electronic mail address specified by the receiving party in a signed writing in a non-electronic form.  Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.  Any party receiving Electronic Notice may request and shall be entitled to receive notice on paper, in a non-electronic form (“Non-Electronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Non-Electronic Notice.

14.

Miscellaneous.

(a)

Choice of Law and Jurisdiction. This Escrow Agreement shall be governed by and construed in accordance with the law of the State of Texas as applied to agreements made and to be performed entirely in Texas. The parties to this Agreement hereby agree that jurisdiction over such parties and over the subject matter of any action or proceeding arising under this Agreement may be exercised by a competent court of the State of Texas or by a United States Court sitting therein exclusively. The parties agree that delivery or mailing of any process or other papers in the manner provided herein, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(b)

Benefits and Assignment. Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions, and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Escrow Agreement without (i) the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought and (ii) the written agreement of the transferee that it will be bound by the provisions of this Agreement.

(c)

Counterparts. This Agreement may be executed in several counterparts, each one of which shall constitute an original, and all collectively shall constitute but one instrument.

(d)

Amendment and Waiver. This Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

(e)

Headings. The headings of the sections hereof are included for convenience of reference only and do not form part of this Agreement.

(f)

Entire Agreement. This Agreement contains the complete agreement of the parties with respect to its subject matter and supersedes and replaces any previously made proposals, representation, warranties or agreements with respect thereto by any of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have entered into this Escrow Agreement effective as of the as of the date first set forth above.

COMPANY:

VINCERA, INC.

By:

David R. Malmstedt,
Chief Executive Officer

ESCROW AGENT:

FIFTH STREET CAPITAL, LLC

By:

Kyle Holland, Managing Director